As filed with the Securities and Exchange Commission on January 14, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GoRemote Internet Communications, Inc.

(Exact name of the registrant as specified in its charter)

Delaware	77-0368092
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

GoRemote InternetCommunications, Inc.

1421 McCarthy Boulevard

Milpitas, California  95035

(Address of principal executive offices)

1999 Equity Incentive Plan

1999 Employee Stock Purchase Plan

(Full title of the plans)

Daniel W. Fairfax

Senior Vice President and Chief Financial Officer

GoRemote Internet Communications, Inc.

1421 McCarthy Boulevard

Milpitas, California  95035

(408) 955-1920

(Name, address and telephone number of agent for service)

Copies to:

Horace L. Nash, Esq.

Connie Chung, Esq.

Fenwick & West LLP

801 California Street

Mountain View, CA  94041

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	2,486,288	(1)	$1.70	(2)	$4,226,690	$497.48	(3)
TOTAL						$497.48

(1)          Represents (i) 2,071,907 additional shares available for grant under the registrant’s 1999 Equity Incentive Plan, all of which represent an automatic increase in the number of shares reserved for issuance under the registrant’s 1999 Equity Incentive Plan effective January 1, 2005 equal to 5% of the registrant’s outstanding shares of common stock as of December 31, 2004, and (ii) 414,381 additional shares available for purchase under the registrant’s 1999 Employee Stock Purchase Plan, all of which represent an automatic increase in the number of shares reserved for issuance under the registrant’s 1999 Employee Stock Purchase Plan effective January 1, 2005 equal to 1% of the registrant’s outstanding shares of common stock as of December 31, 2004.

(2)          Estimated as of January 11, 2005 in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

(3)          Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 registers an aggregate of 2,486,288 additional shares of common stock automatically reserved on January 1, 2005, for issuance upon exercise of stock options granted under the Registrant’s 1999 Equity Incentive Plan and upon the sale of shares under the Registrant’s 1999 Employee Stock Purchase Plan, pursuant to the terms of each such plan.  This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on December 15, 1999 (Registration No. 333-92837), February 8, 2001 (Registration No. 333-55244), March 1, 2002 (Registration No. 333-83632), August 4, 2003 (Registration No. 333-107634) and January 29, 2004 (Registration No. 333-112305).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 14th day of January, 2005.

GOREMOTE INTERNET COMMUNICATIONS, INC.

By:	/s/ Tom Thimot
Tom Thimot
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David L. Teichmann his true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Tom Thimot	Chief Executive Officer, President	January 14, 2005
Tom Thimot	and Director

Principal Financial Officer and Principal Accounting Officer:	Chief Financial Officer	January 14, 2005

/s/ Daniel W. Fairfax
Daniel W. Fairfax

Additional Directors:

/s/ Dr. Hong Chen	Chairman	January 14, 2005
Dr. Hong Chen

/s/ James Goodman	Director	January 14, 2005
James Goodman

/s/ Olof Pripp	Director	January 14, 2005
Olof Pripp

/s/ Murray Rudin	Director	January 14, 2005
Murray Rudin

/s/ Walter Sousa	Director	January 14, 2005
Walter Sousa

/s/ Gerald Wright	Director	January 14, 2005
Gerald Wright

/s/ Joseph M. Zaelit	Director	January 14, 2005
Joseph M. Zaelit

EXHIBIT INDEX

Exhibit Number	Exhibit Title

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of BDO Seidman, LLP, independent registered public accounting firm.

23.03	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.01	Power of Attorney (see signature page).